As filed with the Securities and Exchange Commission on September 15, 2000

                                                                   File No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   Form S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ______________

                            Trigon Healthcare, Inc.
            (Exact name of registrant as specified in its charter)

          VIRGINIA                                              54-1773225
(State or other jurisdiction of                           (I.R.S. Employer
Incorporation or organization)                            Identification No.)


               2015 Staples Mill Road, RICHMOND, VIRGINIA 23230
                                (804) 354-7000
          (Address of principal executive office, including zip code)


                            TRIGON HEALTHCARE, INC.
                           1997 STOCK INCENTIVE PLAN
                                      and
                                CERTAIN OPTIONS
                GRANTED TO DIRECTORS OF TRIGON HEALTHCARE, INC.

                           (Full Title of the Plans)

                        J. Christopher Wiltshire, Esq.
                            Trigon Healthcare, Inc.
                               Legal Department
                            2015 Staples Mill Road
                           Richmond, Virginia 23230
                                (804) 354-7284
 (Name, address, including zip code, and telephone number, including area code, of agent for service of process and registrant's principal executive offices)

    Copies of all communications, including communications sent to agent for service, should be sent to:

                             R. Gordon Smith, Esq.
                               McGuire Woods LLP
                                One James Center
                              901 East Cary Street
                            Richmond, Virginia 23219
                                 (804) 775-1000

                        CALCULATION OF REGISTRATION FEE

__________________________________________________________________________________________________________________________________

  Title of Each Class of                               Amount        Proposed Maximum     Proposed Maximum       Amount of
     Securities                                         to be        Offering Price Per   Aggregate Offering   Registration
    to be Registered                                  Registered           Share                Price             Fee

--------------------------------------------------------------------------------------------------------------------------------
Class A Common stock, par value $0.01 per share (1)   2,750,000 shs.  $  49.75             $136,812,500          $36,118.50
--------------------------------------------------------------------------------------------------------------------------------

Class A Common stock underlying options                  10,000       $  25.25             $    252,500          $    66.66
--------------------------------------------------------------------------------------------------------------------------------
Class A Common stock underlying options                   3,000       $24.1875             $  72,562.50          $    19.16
--------------------------------------------------------------------------------------------------------------------------------
Class A Common stock underlying options                   3,000       $ 38.625             $    115,875          $    30.59
--------------------------------------------------------------------------------------------------------------------------------

__________
(1) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the Securities Act), solely for the purpose of calculating the registration fee. Based on the average of the high and low prices of Trigon Healthcare, Inc. Common Stock on the New York Stock Exchange on September 13, 2000.

                                    PART 1

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information

     Not required to be filed.

Item 2. Registrant Information and Employee Plan Annual Information

     Not required to be filed.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Trigon Healthcare, Inc. (Trigon) with the Securities and Exchange Commission (the Commission) are incorporated herein by reference and made a part hereof: (a) the Trigon Annual Report on Form 10-K405 and 10-K405/A for the year ended December 31, 1999; (b) the Trigon Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; (c) the Trigon Quarterly Report on Form 10-Q for the quarter ended June 30, 2000; and (d) the description of Trigon's Class A Common Stock, par value $0.01, contained in Trigon's Registration Statement on Form S-1 filed with the Commission on August 8, 1996, as amended on January 29, 1997 (File No. 333-09773).

     In addition, all documents filed by Trigon pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interest of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Article 10 of the Virginia Stock Corporation Act allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his conduct was unlawful. Article 9 of the Virginia Stock Corporation Act provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of criminal law or any federal or state securities law.

     Section 8.3 of the Company's Articles of Incorporation provides for mandatory indemnification of any director or officer of the Company who is, was, or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Company) because he is or was a director or officer of the Company or because he is or was serving the Company or other legal entity in any capacity at the request of the Company while a director or officer of the Company, against all liabilities and expenses incurred in the proceeding except such liabilities and expenses as are incurred because of such director's or officer's willful misconduct or knowing violation of the criminal law.

     The Company maintains a standard policy of officers' and directors' liability insurance.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits

     4(i)   --     Articles of Incorporation of the Registrant (Exhibit 3.1,
                   Registration Statement (No. 333-09773) on Form S-1 of Trigon, incorporated by reference).

     4(ii)  --     Bylaws of the Registrant (Exhibit 3.2, Form 10-Q, as filed with the Securities and Exchange Commission on March 31,
                   1999, incorporated by reference).

     5      --     Opinion of McGuire Woods LLP (filed herewith).

     23(i)  --     Consent of KPMG LLP (filed herewith).

     23(ii) --     Consent of McGuire Woods LLP (included in Exhibit 5).

     24      --     Power of Attorney (included herein on the signature pages).

     99(i)   --     First Amendment to Trigon Healthcare, Inc. 1997 Stock
                    Incentive Plan (Exhibit 10.1, Form 10-Q, as filed with the
                    Securities and Exchange Commission on March 31, 2000, incorporated by reference).

     99(ii)  --     Form of Option Grant to Directors of Trigon Healthcare, Inc.

Item 9. Undertakings

     (a)   The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act;


                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offer.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 13(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              POWERS OF ATTORNEY

Each person whose signature appears below hereby authorizes the agent for service named in the registration statement as attorney-in-fact, to sign on his behalf individually and in each capacity stated below and to file all amendments and post-effective amendments to the registration statement, and Trigon hereby confers like authority to sign and file on its behalf, with respect to the proposed registration, offer and sale or issuance of Common Stock of Trigon, par value $0.01 per share, in connection with the Trigon Healthcare, Inc. 1997 Stock Incentive Plan and Certain Options Granted to Directors of Trigon Healthcare, Inc.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on the 15th day of September, 2000.


                                   TRIGON HEALTHCARE, INC.


                                   By: /s/ THOMAS R. BYRD
                                       ------------------------
                                       Thomas R. Byrd,
                                       Senior Vice President and Chief Financial
                                       Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                   Signature                     Title                                Date
                   ---------                     -----                                ----
/s/ THOMAS G. SNEAD, JR.                         Chairman of the Board, President     September 15, 2000
-----------------------------------------------  and Chief Executive Officer
    Thomas G. Snead, Jr.                         (Principal Executive Officer)

/s/ THOMAS R. BYRD                               Senior Vice President and Chief      September 15, 2000
-----------------------------------------------  Financial Officer (Principal
    Thomas R. Byrd                               Financial and Accounting Officer)

/s/ LENOX D. BAKER, JR.                          Director                             September 15, 2000
-----------------------------------------------
    Lenox D. Baker, Jr., M.D.

/s/ ROBERT M. FREEMAN                            Director                             September 15, 2000
-----------------------------------------------
    Robert M. Freeman

/s/ GARY A. JOBSON                               Director                             September 15, 2000
-----------------------------------------------
    Gary A. Jobson

/s/ JOSEPH S. MALLORY                            Director                             September 15, 2000
-----------------------------------------------
    Joseph S. Mallory

/s/ DONALD B. NOLAN                              Director                             September 15, 2000
-----------------------------------------------
    Donald B. Nolan, M.D.

/s/ WILLIAM N. POWELL                            Director                             September 15, 2000
-----------------------------------------------
    William N. Powell

/s/ J. CARSON QUARLES                            Director                             September 15, 2000
-----------------------------------------------
    J. Carson Quarles

/s/ HUBERT R. STALLARD                           Director                             September 15, 2000
-----------------------------------------------
    Hubert R. Stallard

/s/ JACKIE M. WARD                               Director                             September 15, 2000
-----------------------------------------------
    Jackie M. Ward

/s/ STIRLING L. WILLIAMSON, JR.                  Director                             September 15, 2000
-----------------------------------------------
    Stirling L. Williamson, Jr.

                                 EXHIBIT INDEX


Exhibit No.        Exhibit
-----------        -------

 5            Opinion of McGuire Woods LLP.

 23(i)        Consent of KPMG LLP.

 23(ii)       Consent of McGuire Woods LLP (contained in Exhibit 5).

 99(ii)       Form of Option Grant to Directors of Trigon Healthcare, Inc.